SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC  20549



                                FORM 8-K

                             CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):	January 7, 1999


CANISCO RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)



Delaware                       0-12293                   54-0952207
(State or Other
Jurisdiction                (Commission	                (IRS Employer
of Incorporation)	            File Number)             Identification No.)



300 Delaware Avenue, Suite 714, Wilmington, Delaware	            19801
(Address of Principal Executive Offices)	                      (Zip Code)



Registrant's telephone number, including area code:	       (302) 777-5050


Item 5	Other Events

Canisco Resources, Inc., a Delaware corporation (the "Company"), has previously announced that it entered into a Securities Purchase Agreement, dated as of October 16, 1998 (the "Agreement"), by and among Mellon Ventures, L.P. ("Mellon Ventures") and Morse Partners, Ltd. ("Morse Partners" and collectively with Mellon Ventures the "Investors") and the Company, pursuant to which the Investors were to be entitled to purchase up to an aggregate of 75,000 shares of convertible preferred stock of the Company.

On January 7, 1999 the Company terminated the Agreement pursuant to Section 6.1(b)(i). This permitted the Company to initiate discussions with other potential investors. The Company is continuing discussions with the Investors and reference is made to the amendments to the Schedule 13D filings of the Investors filed on January 8, 1999. No agreement has yet been reached with any investor group and there can be no assurance that a definitive agreement will be reached in the future with any potential investor.




Item 7  Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial Statements of Business Acquired.
             Not Applicable

        (b)  Pro Forma Financial Information.
             Not Applicable

        (c)  Exhibits

             10.2 Securities Purchase Agreement, dated as of October 16, 1998, by and among Mellon Ventures, L.P and Morse Partners, Ltd. and Canisco Resources, Inc. (incorporated by reference, see
             Exhibit 10.2 to 8-K filed October 30, 1998).

	Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Dated January 14, 1999


                     CANISCO RESOURCES, INC.




                     By:_________________________________
                        Ralph A. Trallo
                        President